CISTRON BIOTECHNOLOGY, INC.
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                                     STATEMENTS OF SHAREHOLDER'S EQUITY/(DEFICIENCY
                                     ----------------------------------------------
                                                                             Deficit
                                                                             accumulated                  Total
                                        Common Stock           Additional    during the     Note          shareholders'
                                     ---------------------     paid-in       development    receivable    equity/
                                     Shares         Amount     capital       stage          for stock     (deficiency)
                                     ---------------------     ----------    -----------    ---------      -----------
       BALANCE, June 30, 1987        21,422,190    $ 214,222 $  8,002,659   $ (7,046,682)   $       -     $  1,170,199
     Issuance of common stock           231,157        2,311      253,693              -            -          256,004
     Note Receivable from director
     for shares of stock                      -           -             -              -     (271,159)        (271,159)
     Net loss                                 -           -             -     (2,071,679)           -       (2,071,679)
                                     ----------    ----------   ----------    -----------   ----------      -----------
    BALANCE, June 30, 1988           21,653,347     216,533     8,256,352     (9,118,361)    (271,159)        (916,635)
     Cancellation of note receiv-
     able from director in exchange
     for shares of stock               (328,750)     (3,287)     (267,872)             -      271,159                -
      Net income                               -           -            -         301,391           -          301,391
                                     ----------    ----------   ----------    -----------   ----------      -----------

    BALANCE, June 30, 1989           21,324,597     213,246     7,988,480     (8,816,970)           -         (615,244)
     Issuance of common stock         3,052,656      30,527       410,535              -            -          441,062
     Net income                               -           -             -        188,434            -          188,434
                                     ----------    ----------   ----------    -----------   ----------      -----------

    BALANCE, June 30, 1990           24,377,253     243,773     8,399,015     (8,628,536)           -           14,252
     Net income                               -           -             -        176,400            -          176,400
                                     ----------    ----------   ----------    -----------   ----------      -----------
     BALANCE, June 30, 1991           24,377,253     243,773     8,399,015     (8,452,136)          -          190,652
                                     ----------    ----------   ----------    -----------   ----------      -----------
       Issuance of common stock -
     net of legal fees of $8,039      2,505,737      25,057       216,904              -            -          241,961
     Net income                               -           -            -          30,695            -           30,695
                                     ----------    ----------   ----------    -----------   ----------      -----------
      BALANCE, June 30, 1992         26,882,990     268,830     8,615,919     (8,421,441)           -          463,308
     Net income                               -           -             -         36,833            -           36,833
                                     ----------    ----------   ----------    -----------   ----------      -----------
     BALANCE, June 30, 1993          26,882,990     268,830     8,615,919     (8,384,608)           -          500,141
     Net loss                                 -           -             -       (273,852)           -         (273,852)
                                     ----------    ----------   ----------    -----------   ----------      -----------
     BALANCE, June 30, 1994          26,882,990     268,830     8,615,919     (8,658,460)           -          226,289
     Net income                               -           -             -        279,276            -          279,276
                                     ----------    ----------   ----------    -----------   ----------      -----------
    BALANCE, June 30, 1995           26,882,990     268,830     8,615,919     (8,379,184)           -          505,565
      Net loss                                -           -             -     (1,106,166)           -       (1,106,166)
                                     ----------    ----------   ----------    -----------   ----------      -----------
    BALANCE, June 30, 1996           26,882,990   $ 268,830   $ 8,615,919   $ (9,485,350)   $       -      $  (600,601)
                                     ==========   ===========   ==========    ===========   ==========     ============
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                                See accompanying notes to financial statements

                                                                      F-6
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